AMENDMENT
              TO SHARE ACQUISITION AGREEMENT made December 2, 1999

         THIS AMENDMENT dated December 10, 1999, to a Share Acquisition agreement between Performance Technologies, Incorporated, 3688283 Canada Inc., MicroLegend Telecom Systems Inc., Thomas Blain and Reginald T. Cable dated December 2, 1999 (the "Acquisition Agreement").

1. The parties hereto agree to amend the Acquisition Agreement as follows:

         (a)      Delete from Section 4.5 the following  from the  definition of
                  "Financial  Statements":   "and  for  the  nine  months  ended
                  September 30, 1999".

         (b)      Delete Section 6.14 in its entirety.

2. The parties expressly agree that the delivery of the Pre-Closing Balance Sheet shall not be a condition of Closing.

3. The parties expressly agree that no party may rely on any Pre-Closing Balance Sheet that may have been delivered or reviewed by any party.

4. The parties agree that Section 10.2(e) and (f) shall be amended as follows: any reference to a claim of indemnity for damages of "an aggregate amount of which exceeds $150,000 plus the amount if any, by which the Tangible Net Worth exceeds $1,700,000" shall be replaced by "$327,000".

5. All dollar amounts referred herein are in "U.S. Dollars".

6. All initially capitalized terms which are not identified herein shall have the meanings attached to them in the Acquisition Agreement.

7. Article 12 of the Acquisition Agreement is incorporated herein by reference.

8. Except to the extent modified hereby, the Acquisition Agreement remains in full force and effect.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

                            By: /s/ DONALD L. TURRELL
                            --------------------------
                               Donald L. Turrell,
                           President, Chief Executive
                              Officer and Director





                                     3688283 Canada Inc.

                                 Name:   Dorrance W. Lamb
                                    Title:  Vice-President


                        MicroLegend Telecom Systems Inc.

                            By: /s/ REGINALD T. CABLE
                              -------------------------
                                    Reginald T. Cable
                                        President


                        MicroLegend Telecom Systems Inc.

                              By: /s/ THOMAS BLAIN
                              -------------------------
                                      Thomas Blain


                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amended Registration Statement on Form S-3/A of our report dated February 12, 1999 relating to the consolidated financial statements of Performance Technologies, Inc., which appears in such Amended Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amended Registration Statement.





/s/ PricewaterhouseCoopers LLP
------------------------------

Rochester, NY
January 28, 2000